Exhibit (q)(20)

POWER OF ATTORNEY

          We, the undersigned officers and Trustees of International Equity Portfolio, a New York trust, do hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. or James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

          IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Duncan W. Richardson	President and Principal	February	13,	2006
Duncan W. Richardson	Executive Officer

/s/ Kristin S. Anagnost	Treasurer and Principal Financial	February	13,	2006
Kristin S. Anagnost	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	February	13,	2006
Benjamin C. Esty

/s/ James B. Hawkes	Trustee	February	13,	2006
James B. Hawkes

/s/ Samuel L. Hayes, III	Trustee	February	13,	2006
Samuel L. Hayes, III

/s/ William H. Park	Trustee	February	13,	2006
William H. Park

/s/ Ronald A. Pearlman	Trustee	February	13,	2006
Ronald A. Pearlman

/s/ Norton H. Reamer	Trustee	February	13,	2006
Norton H. Reamer

	Signature		Title	Date

/s/	Lynn A. Stout	Trustee		February	13,	2006

Lynn A. Stout

/s/	Ralph F. Verni	Trustee		February	13,	2006

Ralph F. Verni